Exhibit 99.1

MRC Global Announces First Quarter 2025

Earnings Release, Conference Call and Webcast Schedule

HOUSTON, TX – April 22, 2025 – MRC Global Inc. (NYSE: MRC) will release its first quarter 2025 results on May 6, 2025, after the market closes.

In conjunction with the release, the company will host a conference call and webcast:

What:	MRC Global First Quarter 2025 Earnings Conference Call and Webcast

When:	Wednesday, May 7, 2025, at 10:00 a.m. Eastern / 9:00 a.m. Central

How:	Via phone – Dial 201-689-8261 and ask for the MRC Global call prior to the start time, or Via webcast – Visit our website http://www.mrcglobal.com in the investor relations section.

A replay of the call will be available through May 21, 2025, by dialing 201-612-7415 using passcode 13751572#. An archive of the webcast will be available shortly after the call at www.mrcglobal.com for 90 days.

About MRC Global Inc.

Headquartered in Houston, Texas, MRC Global (NYSE: MRC) is the leading global distributor of pipe, valves, fittings (PVF) and other infrastructure products and services to diversified end-markets including the gas utilities, downstream, industrial and energy transition, and production and transmission infrastructure sectors. With over 100 years of experience, MRC Global has provided customers with innovative supply chain solutions, technical product expertise and a robust digital platform from a worldwide network of approximately 200 locations including valve and engineering centers. The company’s unmatched quality assurance program offers approximately 200,000 SKUs from over 7,100 suppliers, simplifying the supply chain for over 8,300 customers. Find out more at www.mrcglobal.com.

Contact:

Monica Broughton VP, Investor Relations & Treasury
MRC Global Inc.
Monica.Broughton@mrcglobal.com
832-308-2847

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